Exhibit 99.1

1.  HealthCor Management, L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

2.  HealthCor Associates, LLC, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

3.  HealthCor Hybrid Offshore Master Fund, L.P., 152 W. 57th Street,

43rd Floor, New York, NY  10019;

4.  HealthCor Hybrid Offshore GP, LLC, 152 W. 57th Street, 43rd Floor,

New York, NY  10019;

5.  HealthCor Group, LLC, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

6.  HealthCor Offshore GP, LLC, 152 W. 57th Street, 43rd Floor,

New York, NY  10019;

7.  HealthCor Capital, L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

8. HealthCor L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

9. Healthcor Offshore Master Fund, L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

10. Arthur Cohen, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

11. Joseph Healey, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;